Number: ______________	______ Shares

SYNDICATED RESORTS ASSOCIATION, INC.

A Nevada Corporation

Authorized to issue 120,000,000 shares

100,000,000 common shares	20,000,000 preferred shares
par value $.0001 each	par value $.0001 each

THIS CERTIFIES THAT *_____________________* is the owner of *_____________________* fully paid and non-assessable Shares of the Common Stock of SYNDICATED RESORTS ASSOCIATION, INC. transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this day of *_____________________*

SYNDICATED RESORTS ASSOCIATION, INC.

By:
President

(Reverse side of stock certificate)

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY INVESTOR TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE LAW OF THE STATE OR JURISDICTION WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR DISPOSITION SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION. ANY SALE, TRANSFER OR DISPOSITION OF THESE SECURITIES BY AN INVESTOR WILL NORMALLY REQUIRE THE APPROVAL BY COUNSEL TO THE ISSUER.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	— as tenants in common

TEN ENT	— as tenants by the entireties

JT TEN	— as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	— ____________Custodian

____________(Minor) under Uniform Gifts to Minors Act

____________(State)

For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ (please insert social security or other identifying number of assignee) __________________________

_______________________________________________________________

(please print or typewrite name and address of assignee)

_____________________________ Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________________________

___________________________________

In presence of _______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.